As filed with the Securities and Exchange Commission on August 2, 2012
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________

Delaware (State or other jurisdiction of incorporation or organization)	ANADIGICS, Inc. (Exact name of registrant as specified in its charter)	22-2582106 (I.R.S. Employer Identification Number)
_____________________________

141 Mt. Bethel Road
Warren, New Jersey 07059
(908) 668-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

Terrence G. Gallagher
Vice President and Chief Financial Officer
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey 07059
(908) 668-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copies to:
Stephen A. Greene, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
(212) 701-3000
_____________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer  ☐                                                                                                Accelerated filer ☒
Non-accelerated filer    ☐                                                                                                Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Convertible Debt Convertible Preferred Stock Common Stock, par value $.01 per share (including the associated preferred stock purchase rights)
Total	$60,000,000	100%	$60,000,000	$6,876
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(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $60,000,000.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)
The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).  The registrant has previously filed Registration Statement on Form S-3 (File No. 333-160404) (the “Prior Registration Statement”), which registered an aggregate of $60,000,000 of securities of the registrant, $60,000,000 of which remain unsold.  The registrant paid an aggregate filing fee of $3,348 in connection with the Prior Registration Statement.  Pursuant to Rule 457(p), this Registration Statement carries forward the filing fee of $3,348 relating to the $60,000,000 of unsold securities registered on the Prior Registration Statements.  Therefore, a filing fee of $3,528 is being paid herewith.  No additional consideration is being received for the associated preferred stock purchase rights.

_____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated August 2, 2012
PROSPECTUS
$60,000,000

ANADIGICS, Inc.

Convertible Debt
Convertible Preferred Stock
Common Stock

We may offer from time to time up to $60,000,000 of any combination of securities described in this prospectus.

The securities:

·  will have a maximum aggregate offering price of $60,000,000;

·  will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

·  may be denominated in U.S. dollars or in other currencies or currency units;

·  may be offered separately or together, or in separate series; and

·  may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

ANADIGICS, Inc.’s common stock is listed on the NASDAQ National Market under the symbol “ANAD.”

Investing in our securities involves risks.  See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities may be sold from time to time directly, through agents or through underwriters and/or dealers. If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

The date of this prospectus is August 2, 2012

You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement.  No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent.  Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to “ANADIGICS,” “Company,” “we,” “us” and “our” mean ANADIGICS, Inc. and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the “Commission” or the “SEC,” utilizing a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $60,000,000.  This prospectus provides you with a general description of the securities we may offer.  This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC.  For additional information regarding ANADIGICS and the offered securities, please refer to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

CERTAIN STATEMENTS IN THIS PROSPECTUS OR DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) THAT INVOLVE RISKS AND UNCERTAINTIES.  THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS WE “BELIEVE,” “ANTICIPATE,” “EXPECT” OR WORDS OF SIMILAR IMPORT.  SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES, ESTIMATES OR GOALS ARE FORWARD-LOOKING STATEMENTS.  THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS.  YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISK AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS THAT IF THEY MATERIALIZE OR PROVE INCORRECT, COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  FURTHER, ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE STATEMENTS THAT COULD BE DEEMED FORWARD-LOOKING STATEMENTS.  WE ASSUME NO OBLIGATION AND DO NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW.  IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS PRESENTED HEREIN INCLUDE THE RISK FACTORS DISCUSSED IN THIS PROSPECTUS, AS WELL AS THOSE DISCUSSED IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN.

ANADIGICS, INC.

We are a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets.  Our products include radio frequency (RF) power amplifiers (PAs), tuner integrated circuits, active splitters, line amplifiers and other components, which can be sold individually or packaged as integrated front end modules (FEMs).  We believe that we are well-positioned to capitalize on the high growth and convergence occurring in the voice, data and video segments of the broadband wireless and wireline communications markets.  Our RF power amplifier products enable mobile handsets, datacards and other devices to access third and fourth generation (3G and 4G) wireless networks utilizing international standards including LTE (Long Term Evolution), WCDMA (Wideband Code Division Multiple Access), HSPA (High Speed Packet Access), CDMA (Code Division Multiple Access), EVDO (Evolution Data Optimized) and WiMAX (Worldwide Interoperability for Microwave Access).  Our WiFi products enable connectivity for wireless mobile devices and other computing devices.  Our CATV (Cable Television) products enable fixed-point, wireline broadband communications over CATV infrastructure as well as cable modem and set-top box products.  Our Wireless infrastructure products support operator commitments worldwide to optimize the increasing demands for subscriber data through deployment of new small-cell base stations as part of a heterogeneous network.

Our business strategy focuses on enabling anytime, anywhere connectivity which enhances the consumer’s broadband and wireless experience.  We develop RF front end solutions for communications equipment manufacturers and we partner with industry-leading wireless and wireline chipset providers who incorporate our solutions into their reference designs.  Our solutions cost-effectively enhance communications devices by improving RF performance, efficiency, reliability, time-to-market and integration while reducing the size, weight and cost of these products.

We were incorporated in Delaware.  Our principal executive offices are located at 141 Mt.  Bethel Road, Warren, New Jersey 07059.  Our telephone number is (908) 668-5000.

RISK FACTORS

Investing in our securities involves risk.  The prospectus supplement applicable to the securities we offer will contain a discussion of risks applicable to an investment in ANADIGICS and to the securities we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer our common shares, convertible preferred shares and/or convertible debt to purchase any of such securities, with a total value of up to $60,000,000, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we may provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment or interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Convertible Debt Securities.  We may offer convertible debt securities from time to time, in one or more series, as senior or subordinated debt. The convertible subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common shares or our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The convertible debt securities will be issued under one or more documents called indentures, which are contracts between us and a to be named national banking association or other eligible party, as trustee.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Common Shares.  We may issue common shares from time to time.  Holders of common shares are entitled to one vote per share on all matters submitted to a vote of shareholders.  Subject to the rights of any series of preferred shares issued from time to time, all actions submitted to a vote of shareholders shall be voted on by the holders of common shares, voting together as a single class, except as provided by law.

Preferred Shares.  We may issue convertible preferred shares from time to time, in one or more series.  Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred shares, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.  Convertible preferred shares will be convertible into our common shares or convertible into or exchangeable for our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred shares under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privilege qualifications and restrictions of the preferred shares of such series in the resolutions creating that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any resolutions that set out the terms of the series of preferred shares we are offering before the issuance of such series of preferred shares.  We urge you to read the prospectus supplements related to the series of preferred shares being offered, as well as the complete resolutions that set out such series of preferred shares.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the amount of deficiency for periods in which the ratio indicates less than one-to-one coverage:

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Changes (1)	N/A	N/A	N/A	1.94x	N/A	N/A	3.14x
(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of (loss) income before benefit from income taxes and loss from discontinued operations plus fixed charges.  Fixed charges consist of interest charges and that portion of rent expense that we believe to be representative of interest.  Losses before income taxes and discontinued operations were not sufficient to cover fixed charges by $49.3 million, $57.4 million, and $41.9 million for the years ended December 31, 2011, 2009 and 2008 respectively.  Losses before income taxes and discontinued operations were not sufficient to cover fixed charges by $15.8 million and $10.7 million for the three months ended March 31, 2012 and April 2, 2011, respectively.

USE OF PROCEEDS

Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes.  These may include, among other uses, the reduction of outstanding indebtedness, working capital purposes, capital expenditures or acquisitions.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or any combination of such methods.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including;

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any supplemental prospectus.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following description sets forth some general terms and provisions of the convertible debt securities we may offer, but is not complete. The particular terms of the convertible debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities. For a more detailed description of the terms of the convertible debt securities, please refer to the indenture (as supplemented) relating to the issuance of the particular debt securities.

Any senior convertible debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of some material provisions of the convertible debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture (as supplemented) applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

General

If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

·	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

·	the maturity dates of the debt securities;

•
the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

•	the places where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

•
the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•
the dates, if any, on which, and the prices at which we are obligated,  pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which the amounts shall be determined;

•	the terms pursuant to which the debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms (which terms shall not be inconsistent with the applicable indenture) of the debt securities.

Conversion or Exchange Rights

The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of the assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

Unless otherwise noted in a prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay interest on the debt securities when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•	failure to deposit any sinking fund payment, when due, for any debt security and, in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•
failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and the failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•
failure by us to deliver common stock or other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other of our securities; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

•	payment of principal, premium, if any, or interest on the debt securities, or

•	certain covenants containing limitations on our ability to pay dividends and make payments on debt securities in certain circumstances.

Any waiver shall cure the default or event of default.

Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the debt trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•
subject to its duties under the Trust Indenture Act of 1939, as amended, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures, appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

•
the debt trustee does not institute a proceeding and holders of a majority in principal amount of the total outstanding securities have not given the debt trustee a direction inconsistent with such written request within 60 days after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debt trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets of our obligations under such indenture;

•	to evidence and provide for successor trustees;

•	to add, change or eliminate any provision affecting only debt securities not yet issued; and

•	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939, as amended.

In addition, subject to the indentures (as supplemented), the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	extend the fixed maturity of the series of debt securities;

•	change any obligation of ours to pay additional amounts with respect to the debt securities;

•	reduce the principal amount or reduce the rate of, or extend the time of payment of, interest, or any premium payable upon the redemption of any debt securities;

•	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities arc secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to the series.

At the option of the holder, subject to the terms of the indentures (as supplemented) and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Information Concerning the Debt Trustee

The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder.  Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series.  Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.  We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Unless otherwise noted in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

Original Issue Discount

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity, and

•	provides that upon redemption or acceleration of maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, to reopen a previous issue of a series without the consent of the holders of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

DESCRIPTION OF CAPITAL STOCK

ANADIGICS has 150,000,000 authorized shares of capital stock, consisting of 144,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of non-voting common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.  As of June 30, 2012, we had 70,975,885 shares of common stock outstanding and no shares of preferred stock or non-voting common stock outstanding.

The following is a summary of certain provisions of Delaware law and our certificate of incorporation and by-laws.  This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Description of Common Stock and Non-Voting Common Stock

The rights of holders of common stock and non-voting common stock are identical except for voting and certain conversion privileges.  Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock and non-voting common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine.  The shares of common stock and non-voting common stock are not redeemable, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.  Upon liquidation, dissolution or winding up of ANADIGICS, the holders of common stock and non-voting common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  Holders of non-voting common stock are not entitled to vote, except as required by law or in the case of certain amendments to or modifications of our certificate of incorporation.  There is no cumulative voting.  Subject to restrictions in our certificate of incorporation, certain holders of common stock may convert, at any time, any or all of the shares of common stock held by such holders into non-voting common stock on a one-for-one basis.  Subject to restrictions in our certificate of incorporation and to certain regulatory limitations which may be imposed upon a holder thereof, the non-voting common stock is convertible on a one-for-one basis into common stock at any time at the option of the holder thereof.

Description of Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder vote or action, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series.  As of April 4, 2009, our board of directors had authorized for issuance 30,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, in connection with our Rights Plan (as described below) and no preferred shares were outstanding.

Issuances of preferred shares are subject to the applicable rules of the NASDAQ National Market or other regulatory organizations on whose systems our stock may then be quoted or listed.  The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Our board of directors, in approving the issuance of a series of convertible preferred stock, has the authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall commence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

•	the voting rights of that series, if any, and the terms of such voting rights;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which such shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

•
the rights of shares of that series in the event of a merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of ANADIGICS, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

•
whether the issuance of any additional shares of that series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

•
whether the shares of that series shall be convertible into or exchangeable for shares of any other class or series, or any other security of ANADIGICS or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

•
any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of that series as the board of directors may deem advisable and as shall not be inconsistent with the provisions of our certificate of incorporation and as permitted under the laws of the State of Delaware.

Description of Rights Plan

On December 17, 1998, our board of directors declared a dividend distribution of one right for each of our outstanding shares of common stock.

The distribution was payable to holders of record on December 31, 1998, the record date.  The right also attached to each share of common stock issued after the record date but before the distribution date or expiration date.  Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, at a price of $75.00 per one one-thousandth of a share, referred to as the purchase price, subject to adjustment.  The description and terms of the rights are set forth in a rights agreement, as amended, between us and Computershare (formerly known as Mellon Investor Services, L.L.C.), as rights agent.

Distribution Date; Transfer of Rights

Until the earlier to occur of:

•
ten calendar days following the shares acquisition date, the date of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of common stock or other voting securities that have 18% or more of the voting power of the outstanding shares of our voting stock; or

•
ten calendar days, or such later date as may be determined by action of the board of directors prior to the shares acquisition date, following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in a person or group acquiring, or obtaining the right to acquire, beneficial ownership of voting stock having 18% or more of the voting power of the outstanding shares of voting stock, the rights will be evidenced, with respect to any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date, by such common stock certificates.  We refer to the earlier of these two dates as the distribution date and we refer to any person or group that reaches such 18% threshold as an acquiring person.  The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common stock.  Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after the record date will contain a notation incorporating the rights agreement by reference and the surrender for transfer of any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date will also constitute the transfer of the rights associated with the common stock represented by such certificate.  As soon as practicable following the distribution date, separate certificates evidencing the rights, each referred to as right certificates, will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

The rights are not exercisable until the distribution date.  The rights will expire at the close of business on December 17, 2018, unless earlier redeemed or exchanged by us as described below.  We refer to such earliest date as the expiration date.

Exercise of Rights for Our Common Stock

In the event that a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, common stock or, in certain circumstances, cash, property or other of our securities having a value equal to two times the purchase price of the right.  In contrast, all rights that are or, under certain circumstances specified in the rights agreement, were beneficially owned by any acquiring person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

In the event that, at any time following the shares acquisition date:

•	we are acquired in a merger or other business combination transaction, or

•	50% or more of our assets or earning power is sold or transferred,

each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

Adjustments to Purchase Price

The purchase price payable, and the number of shares of this preferred stock (or common stock or other securities, as the case may be) issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of this preferred stock;

•
upon the grant to holders of this preferred stock of certain rights or warrants to subscribe or shares of this preferred stock or convertible securities at less than the current market price of this preferred stock; or

•
upon the distribution to holders of this preferred stock of evidence of indebtedness or assets, excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in this preferred stock, or of subscription rights or warrants, other than those referred to above.

With certain exceptions, no adjustment in the purchase price will be required after the earlier of three years from the date of the event giving rise to such adjustment or the expiration date.  In addition, no adjustment is required unless cumulative adjustments require an adjustment of at least 1% in such purchase price.  No fractional shares will be issued, and, instead of a fractional share issuance, an adjustment in cash will be made based on the market price of this preferred stock on the last trading date prior to the date of exercise.

Exchange and Redemption of Rights

At any time after the occurrence of the event set forth under “—Exercise of Rights for Our Common Stock” above, the board of directors may exchange the rights, other than the voided rights held by the acquiring person, in whole or in part, at an exchange ratio of one share of our common stock, or a fraction of a share of this preferred stock having the same market value, per right, subject to adjustment.

At any time prior to 5:00 P.M.  New York City time on the tenth calendar day following the shares acquisition date, we may redeem the rights in whole, but not in part, at a price of $.001 per right, such price being referred to as the redemption price.  Promptly upon the action of our board of directors electing to redeem the rights, we shall make a public announcement, and upon such action, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.  Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of ANADIGICS, including, without limitation, the right to vote or to receive dividends.

Terms of This Preferred Stock

This preferred stock will rank junior to all other series of our preferred stock with respect to payment of dividends and as to distributions of assets in liquidation.  Each share of this preferred stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 1,000 times the per share amount of any dividend, other than a dividend payable in shares of common stock or a subdivision of the common stock, declared from time to time on the common stock, subject to certain adjustments.  This preferred stock will not be redeemable.  In the event of liquidation, the holders of this preferred stock will be entitled to receive a preferred liquidation payment per share of $1.00, plus accrued and unpaid dividends, or, if greater, an amount equal to 1,000 times the payment to be made per share of common stock, subject to certain adjustments.  Generally, each share of this preferred stock will vote together with the common stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1,000 votes, subject to certain adjustments.  In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of this preferred stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments.  The foregoing dividend, voting and liquidation rights of this preferred stock are protected against dilution in the event that additional shares of common stock are issued pursuant to a stock split or stock dividend or distribution.  Because of the nature of this preferred stock’s dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of this preferred stock purchasable with each right is intended to approximate the value of one share of common stock.

Amendments to Terms of the Rights

Any of the provisions of the rights agreement may be amended by our board of directors prior to the earlier of the distribution date or shares acquisition date.  After the earlier of the distribution date or shares acquisition date, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; provided, however, that no supplement or amendment may be made after the earlier of the distribution date or shares acquisition date that changes those provisions relating to the principal economic terms of the rights.

Antitakeover Effects of Provisions of the Charter, By-laws and Certain Other Agreements

Stockholders’ rights and related matters are governed by Delaware law and our certificate of incorporation and by-laws.  Certain provisions of Delaware law and our certificate of incorporation and by-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. Such provisions may also adversely affect prevailing market prices for our common stock.

Staggered Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for a three-year term.  This provision could discourage a takeover attempt because at no time is a majority of the board of directors standing for re-election.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws contain advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors.  These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary no later than 90 days nor more than 120 days before the first anniversary date of our proxy statement in connection with our last annual meeting of stockholders.  The notice of stockholder nominations must set forth certain information about each nominee who is not an incumbent director.

Limitation of Liability of Directors

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, stock purchases or redemptions or for any transaction from which the director or officer derived an improper personal benefit.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prevents an “interested stockholder”, defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a “business combination” with us for three years following the date such person became an interested stockholder unless:

•
before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder.

The statute contains provisions enabling a corporation to avoid the statute’s restrictions. We have not sought to “elect out” of the statute, and therefore, the restrictions imposed by this statute will apply to us.

LEGAL MATTERS

Certain legal matters in connection with the validity of the securities of the Company will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  These reports, proxy statements and the other information we file with the SEC contain additional information about us. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  You can also inspect these materials at the offices of the Nasdaq Stock Market, at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby.  This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules.  Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•
Our description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 8, 1995, including any amendments or report filed for the purpose of updating this description; and

•	Our description of ANADIGICS’ preferred share purchase rights contained in our registration statement on Form 8-A12G filed with the SEC on October 2, 2008.

On written or oral request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates).  You may request a copy of these documents by contacting us at:  Terrence G. Gallagher, Vice President and Chief Financial Officer, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, telephone:  (908) 668-5000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission Registration Fee	$ 6,876
Independent Accountants’ Fees and Expenses	5,000
Legal Services and Expenses (including Blue Sky fees and expenses)	60,000
Trustees’ Fees and Expenses	15,000
Total	$ 86,876

*	Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

ITEM 15.                      Indemnification of Directors and Officers.

Reference is made to information provided under Item 6 of the Company’s Registration Statement on Form S-8 (SEC File No. 333-172129), filed with the SEC on February 9, 2011, which information is incorporated herein by reference.

ITEM 16.                      Exhibits.

1.1**	—	Form of Equity Underwriting Agreement.
1.2**	—	Form of Convertible Debt Underwriting Agreement.
4.1	—	Form of Convertible Senior/Subordinated Debt Indenture.
4.2*	—	Form of Common Stock Certificate. Filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 33-89928), and incorporated herein by reference.
4.3**	—	Form of Senior Convertible Debt Security.
4.4**	—	Form of Subordinated Convertible Debt Security.
4.5*	—
Rights Agreement dated as of December 17, 1998, between the Company and Computershare (formerly known as Mellon Investor Services, L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-K filed December 17, 1998).

4.6*	—
Amendment No. 1 dated as of November 20, 2000 to the Rights Agreement dated as of December 17, 1998 between the Company and Computershare (formerly known as Mellon Investor Services, L.L.C.) (incorporated herein by reference to Form 8-K filed December 4, 2000).

4.7*	—
Amendment No. 2 dated as of October 2, 2008, to the Rights Agreement, dated as of December 17, 1998, as amended as of November 30, 2000, between the Company and Computershare (formerly known as Mellon Investor Services, L.L.C.) (incorporated herein by reference to Form 8-A filed on October 2, 2008).

5.1	—	Opinion of Cahill Gordon & Reindel llp.
12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.
23.3	—	Consent of Cahill Gordon & Reindel llp (included as part of Exhibit 5.1).
24.1	—	Power of Attorney (see page II-6).
25.1**	—	Form T-I Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Senior Indenture under the Trust Indenture Act of 1939, as amended.

________________

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

ITEM 17.                      Undertakings.

a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)           The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

c)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

d)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

f)           The undersigned registrant hereby undertakes that:

(i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

g)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant as amended, ANADIGICS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 2nd day of August, 2012.

ANADIGICS, INC.

By:          /s/ Terrence G. Gallagher
Name:           Terrence G. Gallagher
      Title:             Vice President and Chief Financial Officer

ANADIGICS, INC.

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Ronald Michels and Terrence G. Gallagher, or either of them, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments as well as any new registration statement pursuant to Rule 462(b) of the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of August, 2012.

/s/ Ron Michels
Ron Michels	President, Chief Executive Officer and Director

/s/ Terrence G. Gallagher
Terrence G. Gallagher	Vice President and Chief Financial and Accounting Officer

/s/ Paul Bachow
Paul Bachow	Director

/s/ David Fellows
David Fellows	Director

/s/ Harry Rein
Harry Rein	Director

/s/ Ronald Rosenzweig
Ronald Rosenzweig	Director

/s/ Lewis Solomon
Lewis Solomon	Director

/s/ Dennis Strigl
Dennis Strigl	Director